UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a party other than the Registrant ☐

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☐	Preliminary proxy statement
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☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Section 240.14a-12

Cyalume Technologies Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CYALUME TECHNOLOGIES HOLDINGS, INC.

910 SE 17th Street, Suite 300

Fort Lauderdale, FL 33316

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held July 15, 2014

To the Stockholders of
Cyalume Technologies Holdings, Inc.

Notice is hereby given that the Annual Meeting of the Stockholders of Cyalume Technologies Holdings, Inc. (the “Company”) will be held on July 15, 2014 at 9:00 a.m. local time at the offices of Columbus Nova, 900 Third Avenue, 19th Floor, New York, NY 10022. The annual meeting is called to consider and vote upon the following proposals:

1.	To elect a board of ten directors, to hold office until the 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on May 17, 2014 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. The stock transfer books of the Company will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10-day period preceding the meeting.

All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy card promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof, and may nevertheless vote in person at the annual meeting. This Proxy Statement, a form of proxy and our most recent Annual Report are available to view online at the following internet address: http://investor.cyalume.com/annual-proxy.cfm.

By Order of the Board of Directors,

/[s]/ Zivi Nedivi
Zivi Nedivi
President, Chief Executive Officer

Dated: April 30, 2014

CYALUME TECHNOLOGIES HOLDINGS, INC.

CYALUME TECHNOLOGIES HOLDINGS, INC.

910 SE 17th Street, Suite 300

Fort Lauderdale, FL 33316

_________________________________________

PROXY STATEMENT

for

Annual Meeting of Stockholders

to be held July 15, 2014

_________________________________________

PROXY SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cyalume Technologies Holdings, Inc. (the “Company,” “Cyalume,” “we,” “us,” or “our”) for the Annual Meeting of Stockholders to be held at the offices of Columbus Nova, 900 Third Avenue, 19th Floor, New York, NY 10022 on July 15, 2014, at 9:00 a.m. local time and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Proxies may be solicited through the mails or direct communication with certain stockholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation. You may obtain directions to the meeting by calling our offices at (954) 315-4939.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption “Election of Directors.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the notice of our annual meeting, this proxy statement, a proxy card and our 2013 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, form of proxy and our 2013 Annual Report are also available at http://investor.cyalume.com/annual-proxy.cfm. In accordance with SEC rules, the materials on the site are searchable, readable and printable, and the site does not use “cookies” or other tracking devices that identify visitors.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting and cancel any proxy previously given.

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QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL,

ANNUAL MEETING AND VOTING

The following information regarding the proxy material, annual meeting and voting is presented in a question and answer format.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders of record at the close of business on May 17, 2014 (the “record date”) will vote on the items of business outlined in the Notice of Annual Meeting of Stockholders (the “Meeting Notice”).

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cyalume Technologies Holdings, Inc. is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders (“Annual Meeting”), including at any adjournments or postponements of the meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 24, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

Who may vote and how many votes may I cast?

Only stockholders of record at the close of business on the record date, May 17, 2014, will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter. As of April 22, 2014, there were 21,400,244 shares of our common stock issued and outstanding. In addition, as of April 22, 2014, there were 123,077 shares of our Series A Preferred Stock (“preferred stock”) issued and outstanding, each which is convertible into 50 shares of our common stock. Each share of preferred stock shall be entitled to a number of votes equal to the number of shares of common stock into which the share is convertible. Accordingly, there were the equivalent of 27,554,094 shares of common stock enabled to vote as of April 22, 2014.

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How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive; or

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:59 p.m. EST on the day before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Fiduciary

If you received this proxy statement from your broker, bank or other fiduciary, your broker, bank or fiduciary should have given you instructions for directing how that person or entity should vote your shares. It will then be your broker, bank or fiduciary’s responsibility to vote your shares for you in the manner you direct. Please complete, execute and return the proxy card in the envelope provided by your broker.

Under the rules of various national and regional securities exchanges, brokers generally may vote on routine matters, such as the ratification of the engagement of an independent public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. The election of directors is a non-routine matter, and, consequently, your broker, bank or fiduciary will not have discretionary authority to vote your shares on this or other non-routine matters. If your broker, bank or fiduciary does not receive instructions from you on how to vote on these matters, your broker, bank or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “Broker Non-Vote” and may affect the outcome of the voting on those matters.

We therefore encourage you to provide directions to your broker, bank or fiduciary as to how you want your shares voted on all matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the Annual Meeting.

You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What if I change my mind after I vote via proxy?

If you hold your shares in your own name, you may revoke your proxy at any time before your shares are voted by:

•	mailing a later dated proxy prior to the Annual Meeting;

•	delivering a written request in person to return the executed proxy;

•	voting in person at the Annual Meeting; or

•	providing written notice of revocation to the Assistant Corporate Secretary of the Company at:

910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316.

If you hold your shares in the name of your broker, bank, or other fiduciary, you will need to contact that person or entity to revoke your proxy.

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What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at our transfer agent or with brokers, banks, or other fiduciaries. Please complete and return all proxy cards and voting instruction forms to ensure that all of your shares are voted.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Annual Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to cast a vote are present in person or by proxy at the Annual Meeting. Proxies received but marked as abstentions and Broker Non-Votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Your shares will be counted as present at the Annual Meeting if you:

•	properly submit a proxy card (even if you do not provide voting instructions); or

•	attend the Meeting and vote in person.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Annual Meeting. We plan to publish the final voting results in a Current Report on Form 8-K filed within four business days of the Annual Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

Who pays the cost for soliciting proxies?

We will pay the cost for the solicitation of proxies by the Board of Directors. Our solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax or e-mail by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to beneficial holders to obtain the authorization for the execution of proxies.

Where can I find additional information about Cyalume?

Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about Cyalume. You can also find additional information about us on our web site at www.cyalume.com. The principal executive office of the Company is located at 910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316. The mailing address of the principal executive office is 910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316. The telephone number for the Company is (954) 315-4939.

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THE BOARD AND BOARD COMMITTEES

During the year ended December 31, 2013, the Board of Directors met nine times. All of the directors attended at least 75% of the meetings of the Board and of each committee on which he serves, except James Valentine. Each director is expected to participate, either in person or via teleconference, in meetings of our Board of Directors and meetings of committees of our Board of Directors in which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. We do not have a written policy with regard to directors’ attendance at annual meetings of stockholders; however, all directors are encouraged to attend the annual meeting. The Board of Directors has determined that the directors standing for election, other than Mr. Nedivi and Mr. Schleck, namely Messrs. Churchill, Eitan, Epstein, Ham, Intrater, Meyer, Rebar and Valentine, are each independent directors as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market LLC (the “Listing Rules”).

Current Committee Composition
Name	Audit	Nominating and Corporate Governance	Compensation	Executive
Winston J. Churchill (1)		C		C
Yaron Eitan	M		C	M
Jason Epstein			M	M
Andrew Intrater		M
John G. Meyer, Jr.			M
Zivi Nedivi				M
Thomas G. Rebar	C

(1)	Chairman of the Board of Directors.

“C” Indicates committee chair.

“M” Indicates committee member.

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Audit Committee. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Thomas G. Rebar (Chairman) and Yaron Eitan serve on this committee. The Audit Committee held thirteen meetings during 2013. The Board of Directors has determined that Thomas G. Rebar is an “audit committee financial expert”. The Board of Directors has determined that each of the members of the Audit Committee are independent as defined in Rule 5605(a)(2) of the Listing Rules.

The Audit Committee operates under a written charter adopted by the Board of Directors and assists the Board of Directors by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. The Audit Committee charter is available on our website, www.cyalume.com.

Nominating and Corporate Governance Committee. On January 13, 2009, the Board of Directors formed the Nominating and Corporate Governance Committee and adopted a written charter. Winston Churchill (Chairman) and Andrew Intrater, each of whom is independent as defined in Rule 5605(a)(2) of the Listing Rules, serve on this committee. The Nominating and Corporate Governance Committee’s charter is available to security holders on our website, www.cyalume.com. The Nominating and Corporate Governance Committee did not meet during 2013.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board of Directors are required to have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the Listing Rules and applicable SEC regulations. Stockholders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o Cyalume Technologies Holdings, Inc., 910 SE 17th Street, Suite 300, Fort Lauderdale, Florida 33316. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. Those suggesting a nominee should include evidence that the writer is a Company stockholder, the name and contact information of the candidate and a statement signed by the candidate that the candidate is willing to be considered for nomination by the committee and willing to serve as a director, if nominated and elected. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

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The Company has entered into an investor rights agreement with certain former owners of Cyalume Technologies, Inc. (“CTI”), a wholly-owned subsidiary of the Company as a result of the acquisition of CTI on December 19, 2008, which allows certain beneficial owners to nominate up to three persons for election to the Board of Directors for so long as a minimum percentage of the Company’s outstanding common stock are owned by such security holders. The terms of the agreement are as follows:

(i) the holders of Cova Small Cap Holdings, LLC’s (“Cova”) investment have the right to nominate two persons for election to the Board of Directors as long as Cova owns 5% of the outstanding stock of the Company; and

(ii) the holders of Kline Hawkes Pacific Friends Fund, LLC and Kline Hawkes Pacific, L.P. (“Kline Hawkes”) have the right to nominate one person for election to the Board of Directors as long as Kline Hawkes owns 5% of the outstanding common stock of the Company.

Andrew Intrater and Jason Epstein are Cova’s current nominees to the Board of Directors and James Valentine is Kline Hawkes’ current nominee to the Board of Directors.

The Company is also party to an amendment agreement, dated December 27, 2012, with JFC Technologies, LLC (“JFC”) and James G. Schleck, individually and in his capacity as representative of the members of JFC, pursuant to which, for so long as JFC and/or Mr. Schleck collectively own at least 10% of the total number of outstanding shares of the Company’s common stock, Mr. Schleck has the right to be named by the Company as a nominee for election to the board of directors each time the Company solicits a vote of its stockholders relating to the election of directors.

In addition, on November 19, 2013, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with US VC Partners GP, LLC (the “Investor”), pursuant to which it issued 123,077 newly created Series A Convertible Preferred Stock. Until the Investor holds less than 25% of the shares of Series A Preferred Stock purchased by the Investor pursuant to the Purchase Agreement or 5% of the Common Stock Deemed Outstanding (as defined in the Purchase Agreement), a majority of the outstanding shares of Series A Preferred Stock (which under certain circumstances must include the Investor) (the “Requisite Holders”) are entitled to elect to the Board of Directors the greater of (1) one representative or (2) such greater number of representatives as is proportionate to the total number of directors as is the percentage of the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible relative to the number of shares of Common Stock Deemed Outstanding; provided that the Requisite Holders shall be entitled to elect no more than two representatives to the Board. Until the later of the date on which (1) the Investor holds less than a majority of the outstanding shares of Series A Preferred Stock and (2) the outstanding shares of Series A Preferred Stock represent (on an as-if converted basis) less than 5% of the number of shares of Common Stock Deemed Outstanding, the Requisite Holders will have certain special voting rights as set forth in the Certificate of Designation. Ji Ham is US VC Partners GP, LLC’s current nominee to the Board of Directors.

Compensation Committee. On January 13, 2009, the Board of Directors formed a Compensation Committee and adopted a written charter. Serving on the Compensation Committee are Yaron Eitan (chairman), Jason Epstein and John G. Meyer, Jr., each of whom is independent as defined in Rule 5605(a)(2) of the Listing Rules. The Compensation Committee held one meeting during 2013. The charter is available to security holders on our website, www.cyalume.com. The charter sets forth responsibilities, authority and specific duties of the Compensation Committee. The Compensation Committee reviews and recommends to the Board the compensation for the CEO and non-employee directors of our Company, and reviews the CEO’s compensation recommendations for all other corporate officers. It also reviews the general policy relating to compensation and benefits for all employees. The Compensation Committee has been designated by the Board of Directors to administer the Cyalume Technologies Holdings, Inc. 2009 Omnibus Securities and Incentive Plan (the “2009 Plan”).

Executive Committee. On January 13, 2009, the Board of Directors formed an Executive Committee. Yaron Eitan (Chairman), Winston Churchill, Jason Epstein and Zivi Nedivi serve on this committee. The Executive Committee exercises the powers of the Board between meetings of the full Board of Directors. The Executive Committee did not meet during 2013.

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Board Operations

The positions of principal executive officer and chairman of the Board of Directors of the Company are held by different persons. The chairman of the Board of Directors, an independent director, chairs Board of Director and stockholder meetings and participates in preparing their agendas. The chairman of the Board of Directors also calls, plans, and chairs the independent directors’ executive sessions and serves as a focal point for communication between management and the Board of Directors between Board of Director meetings, although there is no restriction on communication between directors and management. We believe that these arrangements afford the independent directors sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

The Board of Directors is responsible for overall supervision of the Company’s risk oversight efforts as they relate to the key business risks facing the organization. Management identifies, assesses, and manages the risks most critical to the Company’s operations on a day-to-day basis and routinely advises the Board of Directors on those matters as the President/CEO and CFO have access to the Board of Directors, attend regular meetings as well as the audit committee meetings. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its Committees, providing oversight as necessary in connection with those efforts.

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DIRECTOR COMPENSATION

Director Compensation

Our director compensation policy for 2013 was to provide each affiliated, non-employee director with an award of 7,500 options to purchase common stock at $1.85 per share as compensation for services rendered from their election on July 9, 2013 until the next annual meeting. John G. Meyer, Jr. also received 7,500 additional options since he is a non-affiliated, non-employee director. No compensation was paid to non-employee directors. All directors are reimbursed for travel and other expenses directly related to activities as directors.

The following table provides compensation information for our non-employee directors for 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($)	Total Number of Option Awards Outstanding at December 31, 2013 (#)
Winston Churchill	—	—	11,850	11,850	37,500
Yaron Eitan	—	—	11,850	11,850	37,500
Jason Epstein	—	—	11,850	11,850	37,500
Andrew Intrater	—	—	11,850	11,850	30,000
John G. Meyer, Jr.	—	—	23,700	23,700	105,000
Thomas G. Rebar	—	—	11,850	11,850	37,500
Alain Dobkin (2)	—	—	11,850	11,850	7,500
James Valentine	—	—	11,850	11,850	15,000
Ji Ham (3)	—	—	—	—	—

(1)	The amounts reflect the amounts recognized in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 20 to our audited financial statements for the year ended December 31, 2013 included in our annual report on Form 10-K for the year ended December 31, 2013.
(2)	On August 4, 2013, Mr. Alain Dobkin resigned from the Board of Directors.
(3)	On December 12, 2013, Mr. Ji Ham was appointed to the Board of Directors.

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EXECUTIVE OFFICERS

The following sets forth the names and ages of our executive officers, their respective positions and offices, and their respective principal occupations or brief employment history.

Name	Age	Office
Zivi Nedivi	55	President and Chief Executive Officer
Dale Baker	56	Chief Operating Officer
Michael Bielonko	61	Chief Financial Officer & Secretary

Zivi Nedivi has been our President and Chief Executive Officer since April 2, 2012 and has been our Director since June 2012. Mr. Nedivi was a special advisor from January 2009 to September 2011 and the CEO from March 2008 to December 2008 for Axiom Investment Advisors, LLC, a hedge fund specializing in currencies. Prior to that, from December 2006 to March 2008, he was the COO of Lumenis Ltd, a global leader in medical and aesthetic lasers and light based technology. Mr. Nedivi was the President and CEO of Kellstrom Aerospace, LLC, an industry leader in the airborne equipment segments of the international aviation services aftermarket and its predecessor company, Kellstrom Industries, from 1990 to 2005. He continues to serve as an observer on Kellstrom Aerospace's board of directors. Prior to his business career, Mr. Nedivi served as an F-15 fighter pilot in the Israeli Air Force, where he attained the rank of Major. He is a graduate of the Israel Air Force Academy and holds a Bachelor's degree in business administration from California Coast University.

Dale Baker has been our Chief Operating Officer since September 2012. From August 2010 until joining Cyalume, he was employed as the Chief Executive Officer of Selling Source, LLC, an internet-based sales and lead generation organization. From January 2006 until August 2010, Mr. Baker was President of World Avenue Holdings, LLC, a leading provider of performance-based interactive marketing solutions. Previously he was the President of Intrepid Investments, LLC, a global merchant bank. Mr. Baker has an M.B.A. from Duke University’s The Fuqua School of Business and a B.S. in Mechanical Engineering from Virginia Polytechnic & State University.

Michael Bielonko has been our Chief Financial Officer since October 10, 2013. He had been the Company’s Vice President – Finance since April 2013. Prior to that he served as our Chief Financial Officer, Treasurer and Secretary since December 2008 and Chief Financial Officer, Treasurer and Secretary of the Company’s subsidiary CTI since January 2006. Mr. Bielonko has a B.S. and an M.B.A. from the University of Connecticut.

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EXECUTIVE COMPENSATION

Overview

Our executive officers are: Zivi Nedivi, who was appointed our Chief Executive Officer on April 2, 2012, Dale Baker, who has been Chief Operating Officer since September 10, 2012 and Michael Bielonko, who has been Chief Financial Officer, Treasurer and Secretary since October 10, 2013.

Compensation Philosophy

The overriding goal of our executive compensation program is to recruit and retain key executives and motivate them to achieve maximum results. To this end, we design and manage our programs with the following objectives in mind:

•	Generating significant stockholder value, while practicing good corporate governance,

•	Maximizing the alignment between our short-term and long-term results and executive pay, and

•	Providing market-competitive compensation, while considering our financial resources.

Administration of Executive Compensation Programs

In January 2009, we formed a Compensation Committee of the Board of Directors comprised of three outside, independent Directors which will administer all compensation programs for its officers, key employees, and outside Directors. This Committee works with management to design key compensation policies and programs, as well as sound governance practices, to ensure that our compensation programs reflect best practices and strongly contribute to our growth and success. The named Executive Officers have all entered into employment agreements.

The compensation for senior executives is comprised of four elements: a base salary, an annual performance bonus, equity awards and benefits. On March 3, 2009, our Board of Directors adopted the 2009 Plan, which applies to employees and Directors, and which is administered by the Compensation Committee. Awards granted pursuant to the 2009 Plan are described below.

In developing salary ranges, potential bonus payouts, equity awards and benefit plans, the Compensation Committee takes into account: 1) competitive compensation among comparable companies and for similar positions in the market, 2) relevant incentives and rewards for senior management for improving stockholder value while building us into a successful company, 3) individual performance, 4) how best to retain key executives, 5) our overall performance, 6) our ability to pay and 7) other relevant factors.

All of our executives were involved in decisions relating to their compensation. We believe that executives are fairly compensated.

Employment Agreements

The following discussion summarizes the material terms of current employment agreements with our Executive Officers:

Zivi Nedivi The Company, CTI and East Shore Ventures, LLC (the “Consultant”), a limited liability company owned by Mr. Nedivi, entered into a services agreement, effective April 2, 2012, which provides that Mr. Nedivi will serve as the Company’s Chief Executive Officer and member of the Company’s Board of Directors. The agreement has an initial term of three years and continues for successive one-year periods unless terminated by either party upon 60 days written notice prior to its anniversary/expiration date or if terminated pursuant to certain events or for cause.

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During the term of the agreement, the Consultant will earn an annual cash fee of $450,000 (the “Cash Fee”), subject to annual increases at the discretion of the Company’s board. The Cash Fee shall increase ten percent (10%) for every $35,000,000 of revenue growth, calculated based on the Company’s fiscal year. The Consultant shall be eligible for the first such increase when annual revenues total at least $105,000,000. The Consultant is also eligible for bonus consideration based on certain predetermined annual performance targets (“Annual Performance Targets”). If the Company’s performance meets, but does not exceed, the Annual Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year. If the Company’s performance exceeds the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year, plus an additional 1% of such annualized rate for each 1% by which the Company’s performance exceeds the Annualized Performance Targets for such fiscal year. If the Company’s performance fails to meet the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of the Cash Fee in effect as of the end of such fiscal year, less 2% of such annualized rate for each 1% by which the Company’s performance failed to meet the Annualized Performance Targets for such fiscal year, provided, however, that Consultant shall not be eligible for any bonus for a given fiscal year in which the Company’s performance was less than or equal to 70% of the Annualized Performance Targets for such fiscal year.

The Consultant received an option to purchase up to 1,036,104 shares of the Company’s common stock at an exercise price per share of $1.50 (the “Option”). The Option becomes exercisable annually in five equal installments on each of the first five anniversaries of the approval of the issuance of the Option. The Option provides (i) that, in the event that, prior to the date that the Option is fully exercisable, and (A) there is a Change of Control (as defined in the stock option agreement) or (B) Consultant’s engagement with the Company is terminated by the Company without Cause or by Consultant for Good Reason (each as defined in the stock option agreement), the Option shall become fully exercisable as of the date of such Change of Control or termination, provided, however, that, if such termination of Consultant’s engagement occurs within the first eighteen (18) months after the date of the agreement, then only two-fifths (2/5) of the Option shall become fully exercisable as of the date of such termination; (ii) for piggyback registration rights; and (iii) that Consultant will receive a cash payment equal to the Tax Payment (as defined in the stock option agreement).

In the event Consultant’s engagement is terminated by the Company without Cause or by non-renewal, or by Consultant pursuant for Good Reason, in addition to the amounts accrued to him, Consultant is entitled to receive an amount equal to the Cash Fee in effect immediately prior to the Termination Date for a six-month period, subject to Consultant and Mr. Nedivi each signing a release of claims in favor the Company and its affiliates.

During the term of the services agreement and for a period of two years thereafter (subject to certain adjustments set forth in the services agreement) Consultant and Mr. Nedivi are subject to confidentiality, non-solicitation and non-competition, non-interference and non-disparagement provisions. Pursuant to the services agreement, Mr. Nedivi will devote all of his business time (subject to certain limited exceptions) to providing services to the Company.

Pursuant to the services agreement, subject to limitations imposed by law, the Company and CTI shall indemnify and hold harmless Consultant and Mr. Nedivi to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys’ fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which Consultant and/or Mr. Nedivi was or is a party or is threatened to be made a party by reason of the fact that Consultant and/or Mr. Nedivi is or was an officer, employee or agent of a member of the Company or any Company subsidiary, or by reason of anything done or not done by Consultant and/or Mr. Nedivi in any such capacity or capacities, provided that Consultant and/or Mr. Nedivi, as applicable, acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner it or he reasonably believed to be in or not opposed to the best interests of the Company or any Company subsidiary, and, with respect to any criminal action or proceeding, had no reasonable cause to believe it or his conduct was unlawful.

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Dale Baker Mr. Baker’s employment agreement, effective September 10, 2012, provides that Mr. Baker will be employed as CTI’s Chief Operating Officer. The contract has an initial term of three years and shall continue for successive one-year periods unless terminated by either party upon 30 days written notice prior to the anniversary/expiration date or terminated pursuant to certain events or for cause. Mr. Baker receives an annual base salary of $350,000, subject to annual adjustments at the sole discretion of the board of directors. The base salary shall increase ten percent (10%) for every $35,000,000 of revenue growth, calculated based on the Company’s fiscal year. Mr. Baker shall be eligible for the first such increase when annual revenues total at least $105,000,000. Annually, Mr. Baker is entitled to a cash bonus of up to 90% of annual base salary based on the achievement of certain performance targets, all determined by the board of directors. If Mr. Baker voluntarily resigns or is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination. If terminated without cause during his initial term, Mr. Baker is entitled to severance of an amount equal to six months of his annual base salary.

Mr. Baker also received an option to purchase up to 350,000 shares of the Company’s common stock at an exercise price per share of $1.50 (the “Option”). The Option becomes exercisable annually in five equal installments on each of the first five anniversaries of the approval of the issuance of the Option. The Option provides (i) that, in the event that, prior to the date that the Option is fully exercisable, (A) there is a Change of Control (as defined in the employment agreement) or (B) Mr. Baker’s employment is terminated by the Company without Cause (defined in the employment agreement), the Option shall become fully exercisable as of the date of such Change of Control or termination, provided, however, that, if such termination of Mr. Baker’s employment occurs within the first eighteen (18) months after the date of the agreement, then only two-fifths (2/5) of the Option shall become fully exercisable as of the date of such termination; (ii) for piggyback registration rights; and (iii) that Mr. Baker will receive a cash payment equal to the Tax Payment (as defined in his employment agreement).

Michael Bielonko Mr. Bielonko’s employment agreement, effective October 10, 2013, provides that Mr. Bielonko will be employed as CTI’s Chief Financial Officer. The contract has an initial term expiring on December 31, 2014 unless extended in writing by the mutual agreement of the parties or unless terminated by either party upon 30 days written notice prior to the anniversary/expiration date or terminated pursuant to certain events or for cause. Mr. Bielonko receives an annual base salary of $187,000. Mr. Bielonko is entitled to a minimum cash bonus of at least $100,000, payable in 2015, for successfully fulfilling conditions in his agreement. If Mr. Bielonko is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination. If terminated without cause during his initial term or he voluntarily resigns, Mr. Bielonko is entitled to severance of an amount equal to six months of his annual base salary. If Mr. Bielonko is terminated without cause pursuant to a change in control, he is entitled to receive an amount equal to six months of his annual base salary in addition to his other severance benefits.

Employee Benefits Plans

Pension Benefits

We do not sponsor any qualified or non-qualified pension benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. We sponsor a tax qualified defined contribution 401(k) plan in which employees of CTI who have reached the age of 18 are eligible for participation after completing the earlier of (i) three consecutive months of service or (ii) one year of service may participate.

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Severance Arrangements

Assuming the employment of our named executive officers were to be terminated without cause, each as of December 31, 2013, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

	Cash Severance
	No Change in Control	Change in Control
Zivi Nedivi	$225,000	$225,000
Dale Baker	$175,000	$175,000
Michael Bielonko	$93,500	$187,000

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by death or disability, other than the payment of accrued but unpaid annual salary and bonus, if any, and reimbursement of accrued but unpaid business expenses.

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SUMMARY COMPENSATION TABLE

The following table shows information concerning the annual compensation in 2013 and 2012 for services provided to us by each person who served as our Chief Executive Officer during 2013 and our two other executive officers during 2013.

Name and Principal Position	Year	Salary ($)	Earned Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total Compensation ($)
Zivi Nedivi,	2013	450,000	—	—	—	450,000
President & CEO (2)	2012	337,500	472,500	1,098,270	—	1,908,270

Dale Baker,	2013	355,467	—	—	—	355,467
COO (3)	2012	109,890	105,000	682,500	—	897,390

Michael Bielonko,	2013	187,000	100,000	37,124	12,701	299,701
CFO & Secretary	2012	191,315	19,635	—	13,534	224,484

(1)	The amounts in this column reflect the aggregate full grant date fair value of each award computed in accordance with ASC Topic 718, Compensation-Stock Compensation. This is not necessarily representative of the value received. The executive officers can only realize value from stock options if the market price of Cyalume stock increases above the exercise price of the options. The fair value per share is based on certain assumptions included in Note 20 to our audited financial statements for the year ended December 31, 2013 included in our annual report on Form 10-K for the year ended December 31, 2013.

(2)	Zivi Nedivi became President & CEO on April 2, 2012.

(3)	Dale Baker became COO on September 10, 2012.

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EQUITY COMPENSATION AWARDS

On January 7, 2013, the Compensation Committee of the Board of Directors authorized 24,749 stock options to Michael Bielonko.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards							Stock Awards
	Equity Incentive Plan Awards:							Equity Incentive Plan Awards:
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($) (1)	Number of unearned shares that have not vested (#)	Market or payout value of unearned shares that have not vested ($) (1)
Zivi	207,221	828,883	(2)	—		$1.50	4/2/2022	—		—	—	—
Nedivi

Dale	70,000	280,000	(3)	—		$1.50	9/10/2022	—		—	—	—
Baker	—	—		—		—	—	—		—	—	—

Michael	—	—		24,749	(4)	$1.66	1/7/2023				—	—
Bielonko	—	—		—		—	—	9,166	(5)	6,325	—	—

(1)	The market price of our common stock (OTCBB: CYLU) on December 31, 2013 was $.69 per share.
(2)	These options vest in the following increments: 207,221 on 4/2/2014, 2015, 2016 and 207,220 on 4/2/2017.
(3)	These options vest in the following increments: 70,000 on 9/10/2014, 2015, 2016 and 2017.
(4)	These options vest in the following increments: 4,950 on 1/1/2014, 2015, 2016, 2017 and 4,949 on 1/1/2018.
(5)	These restricted shares vested on 1/1/2014.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2013, certain information as to the equity compensation plan of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of the Company’s common stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	1,801,334	$2.09	(2)	848,666
Equity compensation plans not approved by security holders	—	—		—
Total	1,801,334	$2.09		848,666

(1)        This plan is the Company’s Amended 2009 Omnibus Securities and Incentive Plan.

(2)        Weighted Average exercise price of outstanding options; excludes restricted stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 22, 2014, certain information as to the stock ownership of (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each of the Company’s current directors and those nominees standing for election, (iii) each of the Company’s executive officers, and (iv) the Company’s executive officers and directors as a group. Except otherwise set forth in the notes to the table, the business address of each stockholder is c/o the Company, 910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316. Information provided as to 5% stockholders other than our employees or management is based solely on forms 13D or 13G filed with the Securities and Exchange Commission and subsequent issuances by the Company.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 21,400,244 shares outstanding as of April 22, 2014.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Common Stock
Winston J. Churchill (2)	1,409,777	6.65%
Ji Ham (13)	0	*
Yaron Eitan (3)	1,134,832	5.35%
Jason Epstein (4)	37,500	*
Andrew Intrater (5)	30,000	*
John G. Meyer, Jr. (6)	88,333	*
Zivi Nedivi (7)	414,442	1.90%
Thomas G. Rebar (8)	212,637	*
James Schleck (9)	5,826,855	24.54%
James Valentine (10)	91,346	*
Dale Baker(14)	70,000	*
Michael Bielonko (11)	91,781	*
Cova Small Cap Holdings, LLC (4) (5)	4,369,839	20.42%
Kline Hawkes Pacific Advisors, LLC (12)	2,325,431	10.87%
US VC Partners, L.P.(13)	12,307,700	36.51%
All Directors and Executive Officers as a group and their affiliates	9,407,503	38.37%

*	Less than 1%.
(1)	The business address of each of our current Officers and Directors is 910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316.
(2)	Based on information filed by Winston Churchill from time to time with the Securities and Exchange Commission. Consists of (i) 1,372,277 shares of common stock held directly, (ii) options to purchase 37,500 shares of common stock held directly.
(3)

Based on information filed by Yaron Eitan from time to time with the Securities and Exchange Commission. Consists of (i) 608,999 shares of common stock held directly, (ii) options to purchase 37,500 shares of common stock held directly, (iii) 483,333 shares of common stock held by Selway Capital, LLC, Mr. Eitan is the Manager of Selway Capital, LLC and (iv) 5,000 shares of common stock held by Mr. Eitan’s child.

(4)	Based on information contained in a Schedule 13D/A filed by GMS Acquisition Partners Holdings, LLC, Cova Small Cap Holdings, LLC (“Cova”), Jason Epstein, Andrew Intrater, Renova US Holdings Ltd, Columbus Nova Investments IV Ltd, CN Special Opportunity Fund Ltd. and CN Credit Opportunities Fund 2007-1 Ltd on August 12, 2009, as well as subsequent issuances by us. Mr. Epstein directly holds an option to purchase 37,500 shares of our Common Stock; however, pursuant to a privately negotiated agreement with Cova, Mr. Epstein has agreed to transfer ownership of all common stock underlying the stock option to Cova upon exercise of the stock option. Cova is an affiliate of Renova U.S. Management LLC, in which Mr. Epstein serves as a Manager and participates in a profit sharing plan. Mr. Epstein disclaims beneficial ownership over the 4,369,839 shares of common stock held of record by Cova. Andrew Intrater has voting and dispositive power over the shares of common stock held by Cova. Cova’s business address is 900 Third Avenue, 19th Floor, New York, NY 10022.

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(5)	Includes a stock option to purchase 30,000 shares of common stock held of record by Mr. Intrater. Cova is an affiliate of Renova U.S. Management LLC, in which Mr. Intrater serves as the Managing Partner and participates in a profit sharing plan. Mr. Intrater disclaims beneficial ownership over the 4,369,839 shares of common stock held of record by Cova.
(6)	Includes options to purchase 88,333 shares of common stock held directly.
(7)	Includes options to purchase 414,442 shares held by East Shore Ventures, LLC, over which Zivi Nedivi has voting and dispositive power. Does not include options to purchase 621,662 shares held by East Shore Ventures, LLC which vest in three remaining equal annual increments starting on April 2, 2015.
(8)	Consists of: (i) options to purchase 37,500 shares of common stock held directly and (ii) 175,137 shares of common stock held directly.
(9)	Consists of: (i) 250 shares of common stock held directly; (ii) 3,478,943 shares of common stock owned by JFC Technologies, LLC, over which James Schleck has voting and dispositive power; (iii) 2,347,662 shares of common stock held by JFC underlying common stock warrants and convertible debt, and (iv) 40,000 options that have vested. Does not include 160,000 options that vest in four remaining equal increments starting December 27, 2014.
(10)	Consists of: (i) options to purchase 15,000 shares of common stock held directly and (ii) 76,346 shares of common stock held directly.
(11)	Consists of: (i) 86,831 shares of common stock and (ii) options to purchase 4,950 shares of common stock held directly.
(12)	Kline Hawkes business address is 11726 San Vicente Blvd., Suite 300, Los Angeles, CA 90049.
(13)	Consists of 6,153,850 shares of common stock underlying common stock warrants and 6,153,850 shares of common stock obtainable from 123,077 shares of Series A convertible preferred stock. Mr. Ham is the current nominee for US VC Partners, LP, an affiliate of Cova. Mr. Ham was appointed to the Board pursuant to the rights granted to US VC Partners, L.P. (the “Investor”) under the terms of the Certificate of Designations of the Company’s Series A Convertible Preferred Stock, in connection with the Investor’s equity investment in the Company consummated on November 19, 2013. In connection with such equity investment, the Investor entered into a number of agreements with the Company. Such Certificate of Designations and agreements are described in Item 1.01 of the Current Report on Form 8-K filed by the Company on November 22, 2013 (which information is incorporated herein by reference). The Investor has a number of officers in common with Cova Small Cap Holdings, LLC (“Cova”), a significant stockholder of the Company
(14)	Includes 70,000 options to purchase common shares that have vested. Does not include 280,000 options that vest in four remaining equal increments starting September 10, 2014.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Debt

In 2011, CSP entered into a market-based lease for property in Bound Brook, New Jersey, from Brook Industrial Park, LLC, an entity that is wholly owned by Mr. Schleck, a member of our board. The term of the lease expires on August 31, 2016 (subject to renewal options). The monthly rent payable under the lease was $24,000 from September 1, 2011 through August 2013, and was adjusted to $30,000 per month beginning September 1, 2013 to reflect the changes of average cost per square foot as reported by Newmark Knight and Frank in their 2nd Quarter New Jersey Industrial Market Report, Average Asking Rate for Somerset County.

In December 2012, we incurred an unsecured promissory note in the original principal amount of $2,100,000. On November 19, 2013 the note was amended whereby interest accrues on the principal at the rate of 12% per annum, retroactive to the date of the original note in December 2012.The note is payable in full on the earlier of December 16, 2016 or upon the refinancing of the Company’s existing indebtedness (subject to the availability of at least $5,000,000 in available credit after such repayment). Up to $1 million of the principal amount is convertible, at the option of the holder, into shares of Series A Preferred Stock equal to the amount converted divided by $32.50 (subject to certain adjustments based on changes in capitalization affecting the Series A Preferred Stock). In addition, upon conversion of the first $499,980 of principal of the note, the holder would receive warrants to purchase the Company’s common stock and warrants to purchase shares of Series A Preferred Stock. In addition, the lender was issued a warrant to purchase up to 73,009 shares of common stock, which has been exercised in 2014. The lender is a related party due to the lender being partially owned by James Schleck, a board member who is also a consultant of CSP.

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US VC Partners, L.P.

On November 19, 2013, Cyalume Technologies Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with US VC Partners, L.P. (the “Investor”) for the purchase by the Investor of 123,077 units of securities of the Company for an aggregate purchase price of $4,000,003.00 (or $32.50 per unit), with each security comprising (1) one share of Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred Stock”), (2) one common stock warrant (the “Common Stock Warrant”) and (3) one preferred stock warrant (the “Preferred Stock Warrant”).

The shares of Series A Preferred Stock have the rights and preferences set forth in the Certificate of Designation which was filed by the Company with the Secretary of State of the State of Delaware on November 18, 2013 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, each share of Series A Preferred Stock ranks senior to the Company’s common stock (the “Common Stock”) with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company. Upon the Company’s liquidation, sale to or merger with another corporation, each share of Series A Preferred Stock would be entitled to a liquidation preference of $32.50 per share, plus any accrued but unpaid dividends, subject to customary adjustments as set forth in the Certificate of Designation (the “Liquidation Value”). Holders of the Series A Preferred Stock are entitled to cumulative quarterly dividends at a rate of 12% per annum, payable in cash or in kind; provided that to the extent not paid in cash or by issuance of additional Series A Shares on the last day of each calendar quarter (a “Dividend Payment Date”), all accrued dividends on any outstanding shares of Series A Preferred Stock shall accumulate and compound. In the event the Company has not paid in cash or by the issuance of additional shares of Series A Preferred Stock all accrued dividends on a Dividend Payment Date, at the election of holders of a majority of the outstanding shares of Series A Preferred Stock (which under certain circumstances must include the Investor) (the “Requisite Holders”), all such dividends accruing on the shares of Series A Preferred Stock will be paid in shares of Series A Preferred Stock. Holders of the Series A Preferred Stock are entitled to convert at any time all or any portion of the shares of Series A Preferred Stock into a number of shares of Common Stock initially equal to 50 shares of the Common Stock, determined by dividing the Liquidation Value per share of Series A Preferred Stock by the applicable conversion price per share of Series A Preferred Stock. The initial conversion price per share of Series A Preferred Stock is $0.65, subject to customary adjustments, including for any accrued but unpaid dividends and pursuant to certain anti-dilution provisions. The Series A Preferred Stock is not subject to mandatory conversion at any time.

From and after the fifth anniversary of the closing of the Purchase Agreement (the “Closing”), the Requisite Holders will have the right to elect to cause the Company to redeem, out of funds legally available therefore, all but not less than all of the then outstanding shares of Series A Preferred Stock, for a price per share equal to the Liquidation Value for such shares. From and after the eighth anniversary of the Closing, the Company will have the right to redeem, out of funds legally available therefore, all, but not less than all, of the then outstanding shares of Series A Preferred Stock, for a price per share equal to the Liquidation Value for such shares.

Each share of Series A Preferred Stock will be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible and shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Until the Investor holds less than 25% of the shares of Series A Preferred Stock purchased by the Investor pursuant to the Purchase Agreement or 5% of the Common Stock Deemed Outstanding (as defined in the Purchase Agreement), the Requisite Holders are entitled to elect to the Company’s board of directors of the Company (the “Board”) the greater of (1) one representative or (2) such greater number of representatives as is proportionate to the total number of directors as is the percentage of the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible relative to the number of shares of Common Stock Deemed Outstanding; provided that the Requisite Holders shall be entitled to elect no more than two representatives to the Board. From and after the Closing until the later of the date on which (1) the Investor holds less than a majority of the outstanding shares of Series A Preferred Stock and (2) the outstanding shares of Series A Preferred Stock represent (on an as-if converted basis) less than 5% of the number of shares of Common Stock Deemed Outstanding, the Requisite Holders will have certain special voting rights as set forth in the Certificate of Designation.

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Each Common Stock Warrant issued to the Investor is exercisable at any time for 50 shares of Common Stock at an exercise price of $0.65 per share, subject to certain adjustments contained in the Common Stock Warrant. The Common Stock Warrant will have a ten-year term for exercise.

Each Preferred Stock Warrant issued to the Investor shall be exercisable for one Series A Share at an exercise price of $0.05 per share, subject to certain adjustments contained in the Preferred Stock Warrant. Each Preferred Stock Warrant shall be exercisable for a 180 day period commencing on the earlier to occur of the date on which the Company (1) provides to the Investor a written copy of the audited financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2014 (the “2014 Audited Financial Statements”), together with a computation of the consolidated EBITDA of the Company and its subsidiaries (the “2014 EBITDA”) and (2) is required to provide a written copy of the 2014 Audited Financial Statements to the Company’s lenders (but in no event later than September 30, 2015); provided , that if on or prior to the exercise of the Preferred Stock Warrant, the Company delivers to the Investor together with such 2014 Audited Financial Statements a certificate executed by a duly authorized officer of the Company, certifying that the 2014 EBITDA is greater than or equal to $4.75 million, the Preferred Stock Warrant shall terminate immediately without any further action by the Company or any Investor unless the Investor provides evidence to the Company that the amounts relied upon or the calculations set forth in such certificate are inaccurate or incorrect such that the 2014 EBITDA was not actually greater than or equal to $4.75 million.

Also on November 19, 2013 and in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company granted four long-form registrations and unlimited piggy-back registrations to the Investor, subject to certain limitations as set forth in the Registration Rights Agreement, to register the resale of (1) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, including upon conversion of any shares of Series A Preferred Stock paid as dividends on the shares of Series A Preferred Stock issued at the Closing and shares of Series A Preferred Stock issuable upon exercise of the Preferred Stock Warrant and (2) the shares of Common Stock issuable upon exercise of the Common Stock Warrants.

The Investor has a number of officers in common with Cova Small Cap Holdings, LLC (“Cova”), a significant stockholder of the Company. Two members of the Board are affiliated with, and designees of, Cova.

Management Agreement with Board Member

On October 1, 2009, we entered into an agreement with Selway Capital, LLC (“Selway”) that provides for (but is not limited to) the following services to be performed by Selway on our behalf:

•	Strategic development and implementation as well as consultation to our chief executive officer on a regular basis as per his reasonable requests;

•	Identifying strategic partners with companies with which Selway has relationships and access. In this connection, Selway will focus on building partnerships with companies in Israel, Singapore, India and Europe. The focus will be on the expansion of our munitions business;

•	Advise and support us on our investor relations strategy;

•	Advise and support our future fund raising, including identifying sources of capital in the United States; and

•	Support our mergers and acquisitions strategy and play an active role in our due diligence and analysis.

The agreement stipulates that these services would be performed by Yaron Eitan, an employee of Selway and a member of our Board of Directors, with assistance, as needed, from other employees of Selway. The initial agreement, which expired on October 1, 2012, was extended through December 31, 2013. Subsequently a new agreement was entered into that was to expire on December 31, 2015. Under that agreement, we indemnified Selway and Selway indemnified us against certain losses that could be incurred while carrying out its obligations under the agreement. Selway’s compensation for these services was $11,000 per month. We also reimbursed Selway for costs incurred specifically on our behalf for these services. The agreement was terminated effective March 31, 2014.

It is the Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting and financial controls, the annual independent audit process of the Company’s annual financial statements, the Company’s compliance with legal and regulatory requirements and the qualification and independence of the Company’s independent registered public accounting firm. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. With respect to the audit of the Company’s financial statements for the year ended December 31, 2013, the Audit Committee has reviewed and discussed the audited financial statements with management; has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by generally accepted auditing standards, including the Public Company Accounting Oversight Board Auditing Standards No. 16, Communications with Audit Committees; and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully submitted by the Audit Committee:

Thomas G. Rebar (Chairman)

Yaron Eitan.

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Principal Accountant Fees and Services

On May 14, 2012, the Audit Committee of the Board of Directors of Cyalume Technologies Holdings, Inc. (“Holdings”) appointed BDO USA, LLP as Holdings’ independent registered public accounting firm.

BDO USA, LLP’s report on our consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 (i) did not contain an adverse opinion or a disclaimer of opinion or (ii) was not qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, during the fiscal years ended December 31, 2013 and through April 14, 2014 there were no disagreements with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the matter in their reports. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission’s rules and regulations have occurred during the fiscal year ended December 31, 2013 and through April 14, 2014.

During the fiscal year ended December 31, 2013 and through April 14, 2014, neither Holdings nor anyone acting on its behalf consulted BDO USA, LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Holdings’ consolidated financial statements, and BDO USA, LLP did not provide either a written report or oral advice to Holdings’ that was an important factor considered by Holdings in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was either the subject of a disagreement with BDO USA, LLP, which, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the matter in their reports, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

BDO USA, LLP audited our consolidated financial statements for the years ended December 31, 2013 and 2012.

A representative of BDO USA, LLP is expected to be available during the Annual Meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees for BDO USA, LLP professional services rendered relating to the fiscal years ended December 31, 2013 and 2012:

	2013	2012
Audit fees (1)	$331,900	$259,000
Audit-related fees (2)	-	-
Tax fees (3)	-	-
All other fees (4)	-	-
Total fees	$331,900	$259,000

(1)	Audit fees were primarily related to our financial statement audits, related quarterly reviews and review of various SEC Forms filed during the period.

(2)	There were no fees for audit-related services provided during the period from either firm.

(3)	There were no tax related services provided during the period from either firm.

(4)	There were no other services provided during the period from either firm.

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Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent registered public accounting firm:

•	Prior to the engagement of the independent registered public accounting firm for any year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent registered public accounting firm during that year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent registered public accounting firm and the related fees.

•	The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

•	Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent registered public accounting firm as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. All of the services described under the caption Principal Accountant Fees and Services were pre-approved.

•	The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to us;

•	provision by our independent registered public accounting firm of strategic consulting services of the type typically provided by management consulting firms; or

•	the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of our financial statements.

•	Tax services proposed to be provided by the independent registered public accounting firm to any of our directors, officers or employees who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by us, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by us.

•	In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the independent registered public accounting firm and us;

•	whether the service places the independent registered public accounting firm in the position of auditing his or her own work;

•	whether the service results in the independent registered public accounting firm acting as management or an employee of ours; and

•	whether the service places the independent registered public accounting firm in a position of being an advocate for us.

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ELECTION OF DIRECTORS

PROPOSAL NO. 1

The Board of Directors, upon recommendation from the Nominating and Corporate Governance Committee, has nominated Winston Churchill, Yaron Eitan, Jason Epstein, Ji Ham, Andrew Intrater, John G. Meyer, Jr., Zivi Nedivi, Thomas G. Rebar, James Schleck and James Valentine for election as directors to serve until the next annual meeting of stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the ten nominees, unless the proxy contains contrary instructions.

The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

If a quorum is present at the annual meeting, the ten nominees for director receiving a plurality of the votes properly cast for the election of directors at the annual meeting will be elected to our Board of Directors.

Our Board of Directors recommends that you vote FOR the election of Winston Churchill, Yaron Eitan, Jason Epstein, Ji Ham, Andrew Intrater, John G. Meyer, Jr., Zivi Nedivi, Thomas G. Rebar, James Schleck and James Valentine to our Board of Directors.

The following pages set forth the names, ages and director start dates of the nominees to the Board of Directors, their respective principal occupations or brief employment history for the past five years and the names of other publicly-held companies of which each serves or has served as a director during the past five years.

Winston Churchill, 73, has been our Chairman of the Board since May 2006 and was our Secretary from June 2007 through December 2008. Mr. Churchill has been a member of SCP Private Equity Management Company, LLC since 2000. From 1993 to the present he has been the President of CIP Capital Management, Inc., a management company, and Chairman of CIP Capital, Inc., an investment company and a director of both. He is currently a Director of Innovative Solutions and Support, Inc. (NASDAQ: ISSC), a company engaged in the design, manufacture, and sale of flight information computers, flat panel displays, and monitoring systems; Amkor Technology, Inc. (NASDAQ: AMKR), a supplier of semiconductor packaging and test services and Griffin Land & Nurseries, Inc. (NASDAQ: GRIF), a real estate and landscape nursery business. Mr. Churchill is a past director (2000-2007) of Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a company that develops and commercializes pharmaceutical products for urologic and sexual health disorders. Mr. Churchill holds a B.S. in Physics, Summa Cum Laude, from Fordham University, an MA in Economics from Oxford University, where he was a Rhodes Scholar, and a JD law degree from Yale Law School. We believe that Mr. Churchill’s extensive leadership, business and financial experience qualify him to serve as a director.

Yaron Eitan, 57, has been our Vice Chairman of the Board since December 2008 and was our Chief Executive Officer and President from May 2006 through December 2008. In 1998, Mr. Eitan founded Selway Partners LLC, a holding company focused on technology investments, and has been its President and Chief Executive Officer since that time. From July 2002 to the present, Mr. Eitan has been a member of SCP Private Equity Management Company, LLC, a private equity and venture capital management company. Mr. Eitan is the Chairman and/or board member of several privately-held technology companies. Mr. Eitan holds an M.B.A. from the Wharton School of Business of the University of Pennsylvania. We believe that Mr. Eitan’s leadership, business and technology experience qualify him to serve as a director.

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Jason Epstein, 40, has been our Director since December 2008. Mr. Epstein has been a Senior Partner of Columbus Nova since 2002. He is currently a Director of Deerfield Capital Corp. (NASDAQ: DFR), a company engaged in investment management and other investing activities. Mr. Epstein received his B.A. from Tufts University in 1996 and currently serves on the Tufts Board of Overseers. Mr. Epstein is one of Cova’s two designees to the Board of Directors. We believe that Mr. Epstein’s leadership and business experience qualify him to serve as a director.

Ji Ham, 38, has been our Director since December 2013. Mr. Ham is a Principal of Columbus Nova. Mr. Ham joined Columbus Nova in July 2006. Prior to Columbus Nova, Mr. Ham was a founding member of Hudson Capital Advisors, LLC, a financial advisory firm focused on debt and equity private placements and mergers and acquisitions advisory. Prior to Hudson Capital Advisors, Mr. Ham worked in the Leveraged Finance Group at CIBC World Markets Corp where he worked on a variety of debt and equity capital markets transactions, mergers and acquisitions, and merchant banking / private equity investment transactions for Trimaran Capital Partners, CIBC's private equity fund, and its predecessor funds. Mr. Ham received his B.A. in Business Economics with magna cum laude honor from the University of California at Los Angeles. We believe that Mr. Ham’s financial and business experience qualify him to serve as a director.

Andrew Intrater, 52, has been our Director since September 2009. Mr. Intrater is the CEO and Senior Managing Partner of Columbus Nova and serves on the Executive and Investment Committees for Columbus Nova. Mr. Intrater also serves on the Board of Directors for Deerfield Capital Corp. (NASDAQ: DFR), a company engaged in investment management and other investing activities. Mr. Intrater served on the Board of Directors (2007 – 2011) for HQ Sustainable Maritime Industries, Inc. (AMEX: HQS), an integrated aquaculture and aquatic product processing company, with operations based in China's South Sea. Mr. Intrater completed his B.S. in Chemical Engineering at the Rutgers University College of Engineering and graduate studies in Materials Science at the Columbia University School of Mines. Mr. Intrater is one of Cova’s two designees to the Board of Directors. We believe that Mr. Intrater’s leadership, global and business experience qualify him to serve as a director.

John G. Meyer, Jr., 69, has been our Director since June 2011. Mr. Meyer has been, since 2003, a Director of The Allied Defense Group, Inc. (OTCQB: ADGI), a multinational defense business, which prior to the sale of substantially all its assets, was focused on the manufacture and sale of ammunition and ammunition related products for use by the U.S. and foreign governments. He was also the Chief Executive Officer of Heckler & Koch, a German small arms manufacturing company, from June 2005 to August 2007; and the Chief Executive Officer of The Allied Defense Group, Inc. from June 2003 to June 2005. Prior to his business career, Mr. Meyer served in the United States Army as its most senior Public Affairs Officer and retiring as a Major General. Mr. Meyer received a Bachelor’s degree from Florida State University and a Masters Degree from Sam Houston State University. Mr. Meyer has served as the chief executive officer and director of several defense industry companies and his military background provides the Board with relevant industry experience, which we believe qualify him to serve as a director.

Zivi Nedivi, 55, has been our Director since June 2012 and has been our President and Chief Executive Officer since April 2, 2012. Mr. Nedivi was a special advisor from January 2009 to September 2011 and the CEO from March 2008 to December 2008 for Axiom Investment Advisors, LLC, a hedge fund specializing in currencies. Prior to that, from December 2006 to March 2008, he was the COO of Lumenis Ltd, a global leader in medical and aesthetic lasers and light based technology. Mr. Nedivi was the President and CEO of Kellstrom Aerospace, LLC, an industry leader in the airborne equipment segments of the international aviation services aftermarket and its predecessor company, Kellstrom Industries, from 1990 to 2005. He continues to serve as an observer on Kellstrom Aerospace's board of directors. Prior to his business career, Mr. Nedivi served as an F-15 fighter pilot in the Israeli Air Force, where he attained the rank of Major. He is a graduate of the Israel Air Force Academy and holds a Bachelor's degree in business administration from California Coast University. Mr. Nedivi has served as the chief executive officer of several defense industry companies and his military background provides the Board with relevant industry experience, which we believe qualify him to serve as a director.

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Thomas G. Rebar, 51, has served as our Director since August 2007. Mr. Rebar has been a Partner of SCP Private Equity Management, LLC since 2000. Mr. Rebar is currently a Director of several privately-held companies. Mr. Rebar has served as the chair of our audit committee since January 2009. Mr. Rebar received his B.S. summa cum laude from the University of Scranton and an M.B.A. from New York University Graduate School of Business Administration. We believe that Mr. Rebar’s leadership, business and financial experience qualify him to serve as a director.

James Schleck, 45, has served as our Director since December 2012. Mr. Schleck has been the President of Cyalume Specialty Products, Inc., a wholly-owned subsidiary, since September 2011 when his former company, JFC Technologies, LLC was acquired by Cyalume. At JFC he served in various capacities including President and CEO for over 17 years. Mr. Schleck is a former Army Officer and is a graduate of the U.S. Army's Airborne, Air Assault and Ranger Schools. Mr. Schleck holds a BS degree from the United States Military Academy, an MBA from Columbia University and an M.Ed from Rutgers University. We believe that Mr. Schleck’s leadership, business and financial experience qualify him to serve as a director.

James Valentine, 67, has been our Director since November 2011. Mr. Valentine is the President and Chairman of Valentine & Company. His particular expertise involves the organization, governance and financing of emerging growth companies involved in technology infrastructure and services. He has served in a variety of key management positions as well as a financier and investor. His previous experience has included being the Chief Executive Officer of QoS Networks LTD, a company providing IP services on a global basis, being the Chief Executive Officer of North American Wireless Inc, a company engaged in the design, construction and operation of nationwide wireless infrastructure services. Mr. Valentine was a General Partner of Montgomery Securities, serving as Managing Director of the Corporate Finance Technology Group. Mr. Valentine serves on the boards of directors of Hi Tech Services, Inc., NextGen Technology Services, LLC, Tri Alpha Energy Inc. and Wireless Project Development Corporation. He serves on the Advisory Boards of Kline Hawkes California, LP; Kline Hawkes California SBIC, LP, and Kline Hawkes Pacific, LP. Mr. Valentine practiced law in San Francisco specializing in financial transactions. Mr. Valentine received his B.A. with High Honors from the University of Florida and his Juris Doctor from Harvard Law School. Mr. Valentine is Kline Hawkes designee to the Board of Directors. We believe that Mr. Valentine’s leadership, global and business experience qualify him to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

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OTHER MATTERS

General

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, our officers and regular employees may solicit proxies without additional compensation, by telephone, facsimile or other electronic communications. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2013 (as filed with the SEC) including the financial statements thereto, is being provided with the proxy statement. Requests for additional copies should be directed to Corporate Secretary, c/o Cyalume Technologies Holdings, Inc., 910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316Proxy materials are also available on the Company website at: http://investor.cyalume.com/annual-proxy.cfm.

Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors or any individual director must mail a communication addressed to the Board of Directors or the individual director to the Board of Directors, c/o Cyalume Technologies Holdings, Inc., 910 SE 17th St., Suite 300, Fort Lauderdale, FL 33316. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

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Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer (our principal executive officer and principal financial and accounting officer, respectively). A copy of the Code of Ethics is available on our website, www.cyalume.com.

Changes in Director Nomination Process for Stockholders

There were no changes in the director nomination process from January 1, 2013 through the present.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all stockholders have complied with all filing requirements applicable to 10% beneficial owners during the year-ended December 31, 2013.

STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING

The annual meeting of stockholders for the year ending December 31, 2014 is expected to be held in July 2015. Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy for presentation at the 2015 annual meeting of stockholders pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than January 24, 2015. As to any proposals submitted for presentation at the next annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the next annual meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter between March 17, 2015 and April 16, 2015, unless the date of the 2015 annual meeting is more than 30 days before or after the date of the 2014 annual meeting.

By Order of the Board of Directors,

/s/ Zivi Nedivi
Chief Executive Officer and President

April 30, 2014

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ANNUAL MEETING OF STOCKHOLDERS OF

CYALUME TECHNOLOGIES HOLDINGS, INC.

JULY 15, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card are available at: investor.cyalume.com/annual-proxy.cfm

Please sign, date and mail your proxy card in the envelope provided promptly.

THE BOARD OF DIRECTORS RECOMMENDS:          A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Zivi Nedivi or Michael Bielonko, individually, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of Columbus Nova, 900 Third Avenue, 19th Floor, New York, NY 10022 on July 15, 2014 at 9:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.	ELECTION OF DIRECTORS:		NOMINEES:

	☐	FOR ALL NOMINEES	¡	Winston Churchill	¡	Yaron Eitan
	☐	WITHHOLD AUTHORITY	¡	Jason Epstein	¡	Ji Ham
		FOR ALL NOMINEES	¡	Andrew Intrater	¡	John G. Meyer, Jr.
	☐	FOR ALL EXCEPT	¡	Zivi Nedivi	¡	Thomas G. Rebar
		(See instructions below)	¡	James Schleck	¡	James Valentine

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

The shares of Common Stock represented by this proxy, when properly executed, will be voted as directed; however, abstentions will have no effect on the election of directors (Item 1). Abstentions will be treated as being present and entitled to vote on the other Items presented at the annual meeting. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Item 1. Shares subject to a broker “non-vote” will not be considered entitled to vote with respect to Item 1, and will not affect the outcome on that Item. Brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

Signature of Stockholder	Date

Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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